Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-222556, No. 333-200778, No. 333-163669 and No. 333-154792 on Form S-8 of General Finance Corporation of our report dated September 7, 2018 relating to the consolidated financial statements, the financial statement schedule listed in Item 15(a), and the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Sherman Oaks, California

September 7, 2018